Exhibit 10.3

ENVIRONMENTAL INDEMNITY AGREEMENT

This ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of November 3, 2016, by TOYS “R” US, INC., a Delaware corporation (together with its successors and assigns, “Sponsor”) and TOYS “R” US PROPERTY COMPANY II, LLC, a Delaware limited liability company (together with its successors and assigns, “Borrower”, and, collectively with Sponsor, jointly and severally, the “Indemnitor”) in favor of GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership (“GS”) and BANK OF AMERICA, N.A., a national banking association (“BOA”; together with GS and each of their respective successors and permitted assigns, collectively, “Lender”) and the other Indemnified Parties (as defined below).

RECITALS:

A. WHEREAS, Lender is prepared to make a certain loan (the “Loan”) to Borrower, pursuant to a Loan Agreement of even date herewith between Borrower and Lender (as the same may be amended, restated, replaced, extended, supplemented or otherwise modified from time to time, the “Loan Agreement”; all capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed to such terms in the Loan Agreement), which Loan shall be evidenced by one or more promissory notes (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Note”) and secured by certain real property and the leasehold interests in certain real property (individually and/or collectively, as the context may require, the “Property”).

B. WHEREAS, the Lender is unwilling to make the Loan unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.

C. WHEREAS, Indemnitor is entering into this Agreement to induce the Lender to make the Loan.

AGREEMENT

NOW THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of the Indemnified Parties as follows:

1. Environmental Representations and Warranties. The representations and warranties of Borrower in the Loan Agreement relating to environmental matters are incorporated herein by this reference as if fully set forth herein and deemed to have been made as of the date hereof by Indemnitor.

2. Environmental Covenants. Indemnitor covenants that:

(a) all uses and operations on or of the Property by Borrower or any Person affiliated with Borrower shall be in compliance in all material respects with all applicable Environmental Laws and permits issued pursuant thereto;

(b) Borrower shall use commercially reasonable efforts to ensure that uses and operations by all tenants or other users of the Property are in compliance in all material respects with all applicable Environmental Laws and permits issued pursuant thereto;

(c) Borrower shall use commercially reasonable efforts to ensure that there shall be no Releases of Hazardous Substances at, in, on, above, under or from the Property that (i) are not in compliance in all material respects with applicable Environmental Law, (ii) are likely to require material Remediation under applicable Environmental Law, or (iii) are likely to result in the imposition of material Losses under Environmental Law;

(d) Borrower shall ensure that there shall be no Hazardous Substances present at, in, on, above, under or from the Property, except those that are (i) both (A) in material compliance with all applicable Environmental Laws and with permits issued pursuant thereto, and (B) fully disclosed to Lender in writing or commonly used in the operation and maintenance of, or by tenants in, commercial properties similar to the Property, and (ii) not reasonably likely to result in a Material Adverse Effect;

(e) Borrower shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether or not due to any act or omission of Borrower (the “Environmental Liens”), provided that it shall not be a default under the Loan Documents if any such Environmental Liens are imposed and Borrower either (i) commences to remove such Environmental Liens within 30 days after written notice thereof and thereafter diligently and expeditiously proceeds to remove the same, or (ii) after notice to Lender, contests by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence, the imposition of such Environmental Liens, so long as (A) no Event of Default has occurred and is continuing, (B) such proceeding shall suspend the enforcement of such Environmental Liens, (C) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost during the pendency of any such proceeding, and (D) Borrower shall have furnished such security as may be required in the proceeding, or as may be reasonably requested by Lender, to ensure the payment of any costs or expenses related to removal of the Environmental Lien or the prosecution of the legal proceedings, together with all interest or penalties thereon;

(f) In the event that Lender reasonably determines that either (i) the Property or any operation thereon is in material violation of applicable Environmental Law, (ii) Hazardous Substances are present or have been Released at, in, on, above, under or from the Property in material violation of applicable Environmental Law or in a manner that requires material Remediation or is likely to result in the imposition of material Losses under Environmental Law, or (iii) any other environmental hazard exists at the Property that would reasonably be expected to have a Material Adverse Effect, then Borrower shall comply with all reasonable requests of Lender to: (x) reasonably effectuate Remediation of such Hazardous Substance or condition as required by Environmental Law; (y) comply in all material respects with any applicable Environmental Law; and (z) comply with any lawful and binding directive from any applicable Governmental Authority, provided that with respect to (f)(y) and (z) above, after notice to Lender, Borrower may suspend such compliance and contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the applicability of such Environmental Law, and provided further that (A) no Event of Default has occurred and is continuing, (B) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost during the pendency of any such proceeding, and (C) Borrower shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to ensure the payment of any related costs or expenses, together with all interest and penalties thereon;

(g) Borrower shall not do, and shall use commercially reasonable efforts to prevent any tenant or other user of the Property from doing, any act that is in non-compliance with applicable Environmental Law, is contrary to any reasonable requirement of any insurer, constitutes a public or private nuisance, constitutes physical waste, or violates any covenant, condition, agreement or easement, in each case as is related to any environmental matters applicable to the Property and that is reasonably likely, in any such case, to result in a Material Adverse Effect;

(h) Borrower shall promptly notify Lender as it becomes aware of (i) the presence or Release of Hazardous Substances at, in, on, above, under or from the Property in violation of applicable Environmental Law or in a manner that requires material Remediation or is likely to result in the imposition of material Losses under Environmental Law, (ii) any material non-compliance with any applicable Environmental Law related in any way to the Property, (iii) any actual or threatened (in writing) material Environmental Lien, or (iv) any written notice or other communication from any Governmental Authority or any other Person relating to (A) any of the foregoing, (B) reasonably likely material Losses of any Person pursuant to any Environmental Law in connection with the Property, (D) other material environmental hazard in connection with the Property, or (E) any actual or threatened material administrative or judicial proceedings pursuant to Environmental Law in connection with the Property;

(i) If, at any time, it is determined that asbestos or asbestos-containing materials are present on the Property, Borrower shall retain an environmental consultant reasonably satisfactory to Lender to prepare an operations and maintenance program, and Borrower shall comply with the same. Borrower shall deliver a copy of any such program to Lender; and

(j) Borrower shall reasonably cooperate in all activities pursuant to Section 3 of this Agreement, including but not limited to providing all relevant information and making knowledgeable persons available for interviews.

3. Indemnified Rights/Cooperation and Access. In the event that Lender reasonably believes that either (i) the Property or any operation thereon is in material violation of applicable Environmental Law, (ii) Hazardous Substances are present or have been Released at, in, on, above, under or from the Property in material violation of applicable Environmental Law or in a manner that requires material Remediation or is reasonably likely to result in the imposition of material Losses under Environmental Law, or (iii) any other environmental hazard exists at the Property that is reasonably likely to have a Material Adverse Effect or that is likely to materially endanger the health or safety of any tenants or other occupants of such Property, upon reasonable notice from Lender and subject to the rights of tenants, Indemnitor shall promptly cause an engineer or consultant reasonably satisfactory to Lender to conduct an environmental assessment or audit to assess any and all aspects of the condition giving rise to such belief (the scope of which shall be reasonably satisfactory to Lender) and take any samples of potentially affected soil, groundwater or other water, air, or building materials or any other invasive testing reasonably requested by Lender and promptly deliver the results of any such assessment, audit, sampling or other testing to Lender, and Lender and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; provided, however, that, if such results are not delivered to Lender within a reasonable period, upon reasonable notice to Indemnitor, Lender and any other Person designated by Lender, including but not limited to any receiver, any representative of a Governmental Authority with relevant jurisdiction and Lender’s environmental consultant, shall have the right, but not the obligation, to enter upon the potentially affected Property at all reasonable times (subject to the rights of tenants) to assess the relevant aspects of the environmental condition of the Property, including but not limited to, by conducting any environmental assessment or audit (the scope of which shall be determined in the reasonable discretion of Lender) and taking samples of potentially affected soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Indemnitor shall reasonably cooperate with and provide, upon advance notice, Lender and any such Person designated by Lender with such access to the Property. For purposes of this Section 3, Indemnitor and Lender hereby agree that, except in the event of an emergency (i.e., an unexpected event that threatens imminent harm to persons or property at or adjacent to any of the Properties), “reasonable times” shall not include the period between October 31 and December 31 of the applicable calendar year.

4. Indemnification. Indemnitor covenants and agrees to protect defend, indemnify, release and hold the Indemnified Parties harmless from and against, any and all Losses and costs of Remediation (whether or not performed voluntarily), reasonable engineers’ fees, environmental consultants’ fees and costs of investigation (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon, incurred by or asserted against any of the Indemnified Parties (other than special, consequential or punitive damages, except to the extent imposed upon the Indemnified Parties by one or more third parties) and directly or indirectly arising out of or in any way relating to any one or more of the following:

(a) any presence of any Hazardous Substances at, in, on, above, under or from the Property;

(b) any past, present or threatened Release of Hazardous Substances at, in, on, above, under or from the Property;

(c) any use, treatment, storage, holding, existence, disposition, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling on or at or transfer or transportation to or from the Property of any Hazardous Substances at any time located at, in, on, above, under or from the Property;

(d) any actual or proposed Remediation of any Hazardous Substances at any time located at, in, on, above, under or from the Property, whether or not such Remediation is voluntary or pursuant to a judicial or administrative proceeding, action, claim, suit, judgment, award, decree or order;

(e) any non-compliance with or violations of any applicable Environmental Laws (or permits issued pursuant thereto) in connection with the Property or operations thereon, including but not limited to any failure by Borrower, any Person affiliated with Borrower, or any tenant or other user of the Property to comply with any order or decree of or agreement with any Governmental Authority in connection with any Environmental Laws;

(f) the imposition, recording or filing of any Environmental Lien encumbering the Property;

(g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement;

(h) any act of Borrower, any Person affiliated with Borrower, or any tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport, disposal or treatment, of Hazardous Substances relating to the Property, in each case, at any disposal or treatment facilities, incineration vessels or sites owned or operated by another Person and containing such or any similar Hazardous Substances;

(i) any act of Borrower, any Person affiliated with Borrower, or any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites selected by Borrower or such other users from which there is a Release, or a threatened Release of any Hazardous Substance that causes the incurrence of costs for Remediation;

(j) any personal injury, wrongful death, or property or other damage related to environmental matters arising under any statutory or common law or tort law theory by reason of the wrongful acts or omissions of Borrower, any Person affiliated with Borrower or any tenant or other user of the Property, including but not limited to damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property;

(k) any material misrepresentation or inaccuracy in any representation or warranty in this Agreement or material breach or failure to perform any covenants or other obligations of Borrower or Indemnitor pursuant to this Agreement; and

(l) any presence of toxic mold or toxic mold spores at the Property including the cost and expense of any repair, replacement, removal, cleanup, abatement, disposal, relocation or other remedial actions required at the Property pursuant to Environmental Law for purposes of addressing any medical or legal concerns resulting therefrom.

Notwithstanding any other provision of this Agreement to the contrary, the indemnity provided by this Section 4 shall not apply to any Losses, costs of Remediation or other liabilities of any Indemnified Party in the circumstances described above to the extent that the Release or other environmental matter giving rise to same shall either (a) have first occurred on, at or under the Property subsequent to the time that Borrower ceases to be in possession of the Property as a result of the exercise by Lender of any remedies provided in the Loan Documents or (b) was caused or exacerbated by the fraud, criminal conduct, gross negligence or willful misconduct of any Indemnified Party.

5. Duty to Defend and Attorneys’ and Other Fees and Expenses. Indemnitor agrees that, upon request by any Indemnified Party, the Indemnitor shall defend such Indemnified Party against any claim for which Indemnitor is indemnifying the Indemnified Parties pursuant to Section 4 above (if requested by any Indemnified Party, in the name of such Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in a claim include Borrower and any Indemnified Party shall have reasonably concluded that (A) there are legal defenses available to it that are materially different from those available to Indemnitor, or (B) the use of the attorneys engaged by Indemnitor would present such attorneys with a conflict of interest, such Indemnified Party may, in its sole and absolute discretion, engage its own attorneys and other professionals to assume its legal defenses and to defend or assist it, and, at the option of such Indemnified Party, its attorneys shall control the resolution of any claim or proceeding against such Indemnified Party, provided that no compromise or settlement shall be entered without the Indemnitor’s consent, which consent shall not be unreasonably withheld. Indemnitor shall be liable to, and, within ten (10) Business Days following demand, shall pay or, in the sole and absolute discretion of any Indemnified Party, reimburse, such Indemnified Party for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

6. Definitions. As used in this Agreement, the following terms shall have the following meanings:

The term “Environmental Laws” means any and all federal, state and local laws, statutes, ordinances, orders, rules, regulations and the like, as well as principals of common law, and any judicial or administrative orders, decrees or judgments thereunder, , relating to (i) the pollution, protection or cleanup of the environment, (ii) the impact of the Use or Release of Hazardous Substances on property, health or safety, (iii) the Use or Release of Hazardous Substances, (iv) occupational safety and health, industrial hygiene or the protection of human, plant or animal health or welfare (each solely to the extent related to the Use or Release of Hazardous Substances), or (v) the liability for or costs of other actual or threatened danger to health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation, and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act (to the extent related to exposure to Hazardous Substances); the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, federal state and local laws, statutes ordinances, rules, regulations and the like, as well as principals of common law, conditioning transfer of property upon a negative declaration or other approval of a

Governmental Authority of the environmental condition of a property; or requiring notification or disclosure of Releases of Hazardous Substances or other environmental conditions of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.

The term “Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under applicable Environmental Laws or the presence of which on, in or under the Property is prohibited or requires investigation or remediation under applicable Environmental Law, including petroleum and petroleum by-products, asbestos and asbestos-containing materials, toxic mold, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), pesticides and radioactive materials, flammables and explosives and compounds containing them, but excluding, those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Properties that are used at the Properties in material compliance with all Environmental Laws and in a manner that does not result in any material contamination of any Property or in a Material Adverse Effect.

The term “Indemnified Parties” means Lender and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, Persons who may hold or acquire or will have held a full or partial interest in the Loan, or following a foreclosure or deed-in-lieu of foreclosure, the Property (including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan or the Property for the benefit of third parties) as well as the respective officers, partners, members, directors, trustees, advisors, employees, agents, sub-agents, affiliates, successors and assigns of any and all of the foregoing; provided, however, that successors and assigns shall not include any third party other than Lender or any affiliate of Lender who purchases fee title to the Property pursuant to a foreclosure or from Lender (other than any affiliate of Lender) after Lender has acquired fee title to the Property through foreclosure, deed-in-lieu of foreclosure or the exercise of any remedies available to Lender under any of the Loan Documents.

The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.

The term “Losses” means any actual, documented out-of-pocket losses, damages (excluding special, consequential or punitive damages, except to the extent imposed upon the Indemnified Parties by one or more third parties), costs, fees (including reasonable fees of attorneys, engineers and environmental consultants), expenses, claims, suits, judgments, awards, liabilities (including, but not limited, to strict liabilities), obligations, debts, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), , amounts paid in settlement, litigation costs, and investigation costs, of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

The term “Release” means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, or other disposing of Hazardous Substances into the indoor or outdoor environment.

The term “Remediation” means any response, remedial removal, or corrective action (as such terms are defined under applicable Environmental Law); any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance (including any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating thereto); any actions to cure or mitigate any Release of any Hazardous Substance; and any action to correct noncompliance with any Environmental Laws or with any permits issued pursuant thereto.

7. Unimpaired Liability. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents and agrees to and shall be bound by, any amendment, replacement or modification of the provisions of the Note, the Loan Agreement or any other Loan Document entered into by (x) Borrower or any Person who succeeds Borrower or any Person as owner of the Property or (y) any other Person party to such Loan Document. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Property, except as provided in Section 9(b), (iii) the accuracy or inaccuracy of the representations and warranties made by Borrower under the Note, the Loan Agreement or any of the other Loan Documents or herein, (iv) the release of Borrower or any other Person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, Lender’s voluntary act, or otherwise, or (v) the release or substitution in whole or in part of any security for the Note, in each case, except as required by this Agreement or the other Loan Documents. Indemnitor agrees that a separate action may be brought to enforce the provisions of this Agreement, including, without limitation, an action in accordance with the provisions of California Code of Civil Procedure Section 736 (if applicable), which separate action shall in no way be deemed to be an action within the meaning of California Code of Civil Procedure Section 726(a), or constitute a money judgments for deficiency or a deficiency judgment within the meaning of California Code of Civil Procedure Sections 580a, 580b, 580d, or 726(b).

8. Enforcement. (a) To the extent not prohibited by applicable Legal Requirements, the Indemnified Parties may enforce the obligations of Borrower without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement or any other Loan Documents, through foreclosure proceedings or otherwise. Except as expressly set forth herein, it is not necessary for an Event of Default to have occurred pursuant to and as defined in the Loan Agreement for any Indemnified Party to exercise its rights pursuant to this Agreement. Indemnitor hereby acknowledges and agrees that Indemnitor is fully and personally liable for the obligations thereunder, and any liability hereunder is not limited to the original or amortized principal balance of the Loan or the value of the Property.

(b) Notwithstanding anything to the contrary set forth herein, this Agreement is not and shall not be deemed to be secured by the Mortgages. Without limiting any of the remedies provided in the Loan Documents, Indemnitor acknowledges and agrees that the provisions of this Agreement are environmental provisions made by Indemnitor relating to the Property (the “Environmental Provisions”). Indemnitor’s breach or a failure to comply with the Environmental Provisions shall constitute a breach of contract entitling the Indemnified Parties to all remedies for the recovery of damages and for the enforcement of the Environmental Provisions. The Indemnified Parties’ actions for recovery of damages or enforcement of the Environmental Provisions shall not constitute an action nor constitute a money judgment for a deficiency or a deficiency judgment. All remedies provided for by the Loan Documents are separate and distinct causes of action that are not abrogated, modified, limited or otherwise affected by the remedies provided herein.

(c) Notwithstanding any provision of the Loan Documents, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provisions of the Loan Agreement. Indemnitor is fully and personally liable for all such obligations.

9. Survival. Subject to the next sentence of this Section 9, the obligations and liabilities of Indemnitor under this Agreement shall survive the payment in full of the Indebtedness. Notwithstanding the provisions of this Agreement to the contrary, if, (a) at any time after the fourth (4th) anniversary of repayment in full of the Indebtedness, whether at maturity, as a result of acceleration, in connection with prepayment or otherwise, (b) with respect to any Property that is released from the lien of the applicable Mortgage in accordance with the terms of the Loan Agreement, at any time after the fourth (4th) anniversary of the effective date of the release of such Property, or (c) in the event Sponsor is replaced in accordance with the terms of the Loan Agreement, upon the delivery to Indemnitee of a replacement environmental indemnity substantially in the form hereof and otherwise reasonably acceptable to Indemnitee by such Person acceptable to Indemnitee in its reasonable discretion, at any time after the fourth (4th) anniversary of the effective date of such replacement environmental indemnity, Indemnitee is provided with an updated Environmental Report of the related Property indicating to Indemnitee’s reasonable satisfaction that there are no Hazardous Substances located on, in, above or under such Property in violation of any applicable Environmental Laws or constituting a recognized environmental condition (except for Hazardous Substances to the extent specifically identified in the executive summary or conclusions section of the Environmental Report delivered to Lender on the Closing Date), then the obligations and liabilities of Indemnitor under this Agreement shall cease and terminate with respect to such Property. In addition and notwithstanding anything to the contrary contained in this Agreement, Indemnitor shall have no liability under this Agreement for (i) any act, event or condition first arising on or after (and not prior to) the earliest to occur of the date: (a) of the transfer of title to one hundred percent (100%) of the Properties to Lender (or any of its affiliates or designees or a purchaser at foreclosure) pursuant to a foreclosure, deed in lieu of foreclosure, exercise of power of sale or otherwise of Lender’s lien under the Loan Documents or (b) of the transfer of title to one hundred percent (100%) of the Mezzanine Loan Collateral to Mezzanine Lender (or any of its affiliates or designees or a purchaser at foreclosure) pursuant to a foreclosure, assignment in lieu of foreclosure, exercise of power of sale or otherwise of Mezzanine Lender’s lien under the Mezzanine Loan Documents, and (ii) where such act, event or condition referred to in clause (i) was not caused by actions or omissions of Indemnitor, Master Tenant, or any of their respective Affiliates.

10. Intentionally Omitted.

11. Waivers. To the extent not prohibited by applicable Legal Requirements, Indemnitor hereby waives (a) any right or claim of right to cause a marshaling of its assets or to cause Lender or the other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Borrower; (b) all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation that Borrower may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including any claim that such subrogation rights were abrogated by any acts of any of the Indemnified Parties; (c) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by any of the Indemnified Parties; (d) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (e) presentment for payment, demand of payment, protest or (unless expressly required hereby) notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (f) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor shall postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been repaid in full. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right. Notwithstanding anything to the contrary herein, each Indemnitor hereby waives, insofar as such Indemnitor is determined to be a surety or guarantor: (i) the provisions of California Civil Code Section 2822(a), which would otherwise allow it to reduce such Indemnitor’s obligations under the Loan Documents by the amount of any payment from any other Indemnitor to the Indemnified Parties in partial satisfaction of the Indebtedness and to designate the portion of the Indebtedness that is to be satisfied in the event of partial satisfaction of the Indebtedness, (ii) any and all rights and defenses arising out of an election of remedies by the Indemnified Parties or any of them, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed any Indemnitor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; and (iv) without limiting the generality of the foregoing or any other provision hereof, to the extent permitted by law any and all rights of subrogation, reimbursement, indemnification and contribution, any rights and defenses arising by reason of an election of remedies by the Indemnified Parties or any of them or any other creditor, any rights and defenses arising out of the fact that this Agreement relates to real property which is security for a loan, or any other rights and defenses that otherwise are or may become available to Borrower under California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433 and under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, or any of such sections.

12. Subrogation. Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for any liability arising out of the presence of any Hazardous Substances at, in, on or under the Property or otherwise obligated by law to bear the cost. The Indemnified Parties shall be and hereby are subrogated to all of the rights of Indemnitor now or hereafter in such claims.

13. Representations and Warranties. Indemnitor jointly and severally represents and warrants as of the date hereof that:

(a) Indemnitor has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor;

(b) Indemnitor’s execution of, and compliance with, this Agreement will not result in the breach of any term or provision of the certificate of limited liability company, certificate of incorporation, limited liability company agreement, charter, by-laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the material breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any material obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Borrower, Sponsor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Borrower or the Property is subject;

(c) to Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened in writing against Borrower that, either in any one instance or in the aggregate, may result in a Material Adverse Effect, or that would draw into question the validity of this Agreement or of any material action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or that would be reasonably likely to impair materially the ability of Borrower to perform under the terms of this Agreement;

(d) to Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement other than those obtained prior to the execution hereof; and

(e) this Agreement constitutes a valid, legal and binding obligation of Indemnitor , subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights.

14. No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

15. Notice of Legal Actions. Each party hereto shall, within ten (10) business days of receipt thereof, give notice to the other parties hereto of (i) any written notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property in violation of Environmental Law, and (ii) any Legal Action brought against such party or related to the Property, with respect to which Borrower may have liability under this Agreement. Such notice shall comply with the provisions of Section 16 hereof.

16. Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or attempted delivery, addressed as follows (or at such other address and person as shall be designated from time to time by any party to this Agreement, as the case may be, in a written notice to the other parties to this Agreement in the manner provided for in this Section). A notice shall be deemed to have been given when delivered or upon refusal to accept delivery.

If to Lender:	Goldman Sachs Mortgage Company
200 West Street
New York, New York 10282
Attention: General Counsel

and to:	Bank of America, N.A.
c/o Capital Markets Servicing Group
900 West Trade Street, Suite 650
Mail Code: NC1-026-06-01
Charlotte, North Carolina 28255
Attention: Servicing Manager
Telephone No: (866) 531-0957
Facsimile No.: (704) 317-4501

with a copy to:	Goldman Sachs Mortgage Company
200 West Street
New York, New York 10282
Attention: Rene Theriault and J. Theodore Borter

and to:	Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104
Attention: David W. Forti, Esq.

If to Indemnitor:	Toys “R” Us, Inc.
1 Geoffrey Way
Wayne, New Jersey 07470
Attention: Treasurer

and:	Toys “R” Us Property Company II, LLC
1 Geoffrey Way
Wayne, New Jersey 07470
Attention: General Counsel

with a copy to:	Latham & Watkins LLP
885 Third Avenue
New York, NY 10022-4834
Attention: James I. Hisiger, Esq.

17. Duplicate Originals; Counterparts; Facsimile Signatures. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. Any counterpart delivered by facsimile, pdf or other electronic means shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement.

18. No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

19. Headings, Etc. The headings and captions of Sections of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

20. Rules of Construction / Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified: (i) all meanings attributed to defined terms in this Agreement shall be equally applicable to both the singular and plural forms of the terms so defined, (ii) “including” means “including, but not limited to” and “including, without limitation” and (iii) the words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision, article, section or other subdivision of this Agreement. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising Indemnitor from time to time, as the sense of a particular provision may require, and to include the successors and assigns of either Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that Indemnitor may not assign its obligations hereunder except in accordance with the Loan Agreement. Subject to Section 9, this Agreement shall inure to the benefit of the Indemnified Parties and their respective successors and assigns forever.

21. Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

22. Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies that Lender has under the Note, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.

23. Inapplicable Provisions. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

24. Governing Law; Waiver of Trial by Jury. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. LENDER AND INDEMNITOR HEREBY (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH INDEMNITOR DOES HEREBY DESIGNATE AND APPOINT:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE USA 19808

AS ITS RESPECTIVE AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH INDEMNITOR, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.

(c) INDEMNITOR AND LENDER, TO THE FULLEST EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS

WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY INDEMNITOR AND LENDER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE INDEMNIFIED PARTIES AND INDEMNITOR ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY INDEMNITOR AND LENDER.

25. Miscellaneous. (a) Wherever pursuant to this Agreement (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender, except as may be otherwise expressly and specifically provided herein.

(b) Wherever pursuant to this Agreement it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender’s retained firms.

(c) All obligations and liabilities hereunder of the parties comprising Indemnitor shall be joint and several.

26. State Specific Provisions. In the event of any inconsistencies between the terms and conditions of this Section 26 and the other terms and conditions of this Agreement, the terms and conditions of Section 26 shall control and be binding.

1. With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of California:

a. Waivers. Each Indemnitor hereby waives:

(1) an election of remedies by any Indemnified Party, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for the Loan (whether such security is real property or personal property), for a guaranteed obligation, has destroyed the guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise;

(2) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(3) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING OR ANY OTHER PROVISION HEREOF, TO THE EXTENT PERMITTED BY LAW, EACH INDEMNITOR EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL RIGHTS AND DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2787 TO 2855 INCLUSIVE AND CHAPTER 2 OF TITLE 14, 2899 AND 3433 AND UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580A, 580B, 580D AND 726;

(4) any defense, set off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Indebtedness or any security therefor; or

(5) the benefit of any statute of limitations affecting such Indemnitor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of such statute of limitations applicable to Indemnitor’s liability hereunder.

(6) The parties hereto acknowledge and agree that the obligations of Indemnitor set forth in this Agreement are direct obligations and are not intended to be guaranteed or suretyship obligations. Notwithstanding the foregoing, each Indemnitor affirms and incorporates herein by reference all of the suretyship and guaranty waivers set forth in Sections 6.18 and 6.19 of that certain Guaranty of even date herewith, made by Sponsor for the benefit of the Indemnified Parties.

b. Loan Amount No Limitation. The amount of the Indemnitor’s liability under this Agreement is unrelated to, and independent of, the amount of any loss that the Indemnified Parties may suffer by reason of the failure of the Loan to be repaid in full, and shall not be determined by reference to the amount of any Loan loss. No amount paid to any Indemnified Party pursuant to this Agreement shall be considered to be paid on account of the Loan or any deficiency or loss suffered by the Indemnified Parties by reason of the failure of the Loan to be repaid in full. The enforcement of this Agreement by any Indemnified Party shall not be construed as an indirect attempt to recover any such Loan loss. The Indemnitor acknowledges that the Indemnitor may have liability under this Agreement even if the Loan is repaid in full by reason of a full credit bid at any foreclosure sale under any Mortgage, and that the amount of the Indemnitor’s liability hereunder could exceed the entire amount paid by the Indemnitor for the Property.

c. Legal Effect of Agreement. The Indemnitor and the Indemnified Parties agree that: (a) this Agreement is intended as the Indemnified Parties’ written request for information (and the Indemnitor’s response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure Section 726.5; and (b) each provision in this Agreement (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the real property security is intended by the Indemnified Parties and the Indemnitor to be an “environmental provision” for purposes of California Code of Civil Procedure Section 736, and as such it is expressly understood that the Indemnitor’s duty to indemnify the Indemnified Parties hereunder shall survive but only as to matters arising prior to: (i) any judicial or non-judicial foreclosure under the Mortgages, or transfer of any of the Properties in lieu thereof; (ii) the release and reconveyance or cancellation of the Mortgages; and (iii) the satisfaction of all of the Indemnitor’s obligations under the Note, the Mortgages, the Loan Agreement and the other Loan Documents.

d. Inspection Rights. The Indemnified Parties shall have the right to enter and inspect the Property for any Hazardous Materials pursuant to California Civil Code Section 2929.5, to obtain a court order to enforce that right, and to have a receiver appointed pursuant to California Code of Civil Procedure Section 564 to enforce the Indemnified Parties’ right to enter and inspect any of the Properties, subject to the rights of tenants in possession.

e. Remedies. Upon any breach of this Agreement, the Indemnified Parties shall have the right to commence and maintain an action or actions in any court of competent jurisdiction for breach of contract pursuant to California Code of Civil Procedure Section 736, whether commenced prior to foreclosure of the Property or after foreclosure of the Property, and to seek the recovery of any and all costs, damages, expenses, fees, penalties, fines, judgments, indemnification payments to third parties, and other out of pocket costs or expenses actually incurred or advanced by the Indemnified Parties (collectively, the “Environmental Costs”) relating to the cleanup, remediation or other response action required by any Environmental Laws or which the Indemnified Parties reasonably believes necessary to protect the Property.

The Indemnitor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Note, the Mortgages, the Loan Agreement and the other Loan Documents or any other document executed in connection with the Loan, the Environmental Costs shall be exceptions to any non-recourse or exculpatory provision and the Indemnitor shall be fully and personally liable for the Environmental Costs hereunder and such liability shall not be limited to the original principal amount of the obligations secured by the Mortgages.

This Agreement is not collateral or security for the Indebtedness of Borrower pursuant to the Loan unless the Indemnified Parties expressly elects in writing to make this Agreement additional collateral or security for the Indebtedness of Borrower pursuant to the Loan, which the Indemnified Parties is entitled to do in its sole discretion.

f. Remedies Upon Environmental Impairment. Upon any Event of Default under the Note, any Mortgage, the Loan Agreement or the other Loan Documents or any other document executed in connection with the Loan, in addition to any other remedies provided therein and applicable law, the Indemnified Parties shall have the right to waive its lien against the Property or any portion thereof, whether fixtures or personal properties, to the extent the Property is found to be environmentally impaired in accordance with California Code of Civil Procedure Section 726.5 and to exercise any and all rights and remedies of an unsecured creditor against the Indemnitor and all of the Indemnitor’s assets and properties for the recovery of any deficiency, including, but not limited to, seeking an attachment order pursuant to California Code of Civil Procedure Section 483.010. The Indemnitor acknowledges and agrees that notwithstanding any term or provision contained herein or in the Note, any Mortgage, the Loan Agreement or other Loan Documents or any other document executed in connection with the Loan, all judgments and awards entered against the Indemnitor under this Section and California Code of Civil Procedure Section 726.5 shall be exceptions to any non recourse or exculpatory provisions of the Note, and the Indemnitor shall be fully and personally liable for all such judgments and awards entered against the Indemnitor.

g. California Code Sections. This Agreement is intended to be cumulative of any rights of the Indemnified Parties under California Code of Civil Procedure Sections 564, 726.5 and 736 and under California Civil Code Section 2929.5. The Indemnitor hereby agrees that its liability hereunder shall not be affected by any restrictions or limitations which such statutes may contain.

h. Survival. The indemnity in this Agreement is intended to be operable under 42 U.S.C. 9607(e)(1), and any successor section thereof, and shall survive the foreclosure, release or reconveyance of any Mortgage, whether by payment of the Loan or any deed in lieu of foreclosure of any of the Properties.

i. Border Zone Properties. The Indemnitor represents and warrants to the Indemnified Parties that none of the Properties has been designated as Border Zone Property under the provisions of California Health and Safety Code, Sections 25220 et seq. or any regulation adopted in accordance therewith.

2. With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of Connecticut:

a. INDEMNITOR HEREBY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY WAIVE THEIR RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LENDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

3. With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the Commonwealth of Massachusetts:

a. For purposes of any of the Properties in the Commonwealth of Massachusetts, the term “Environmental Law” shall also include the Massachusetts Oil and Hazardous Materials Release, Prevention and Response Act, M.G.L. c. 21E; the Massachusetts Hazardous Waste Management Act, M.G.L. c. 21C; the Massachusetts Clean Waters Act, M.G.L. c. 21, §§26-53; and the Massachusetts Air Pollution Control Laws, M.G.L. c. 111, §§ 142A-142M, each as amended, any successor thereto, and any regulations promulgated pursuant thereto.

4. With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of New Jersey:

a. For purposes of the Property in the State of New Jersey, the term “Environmental Law” shall also include the Spill Compensation Control Act, N.J.S.A. 58:10-23.11 et seq.; the Water Pollution Control Act, N.J.S.A. 58:10A-1 et seq.; the Solid Waste Management Act, N.J.S.A. 13:1E-1, et seq.; and the Site Remediation Reform Act, N.J.S.A. 58:10C-1 et seq. and the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., and their implementing regulations at N.J.A.C. 7:26B-1.1 et seq.; N.J.A.C. 7:26C-1.1 et seq.; and N.J.A.C. 7:26E-1.1, et seq., each as amended.

5. With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of Oregon:

a. For purposes of the Property in the State of Oregon, the term “Environmental Law” shall include the Solid Waste Management Act (ORC Chapter 459), the Refuse and Recycling Act (ORC Chapter 459A), the Hazardous Waste and Hazardous Materials I Act (ORC Chapter 465), the Hazardous Waste and Hazardous Materials II Act (ORC Chapter 466), the Noise Control Act (ORC Chapter 467), the Environmental Quality Generally (ORC Chapter 468), the Air Quality Act (ORC Chapter 468A), the Water Quality Act (ORC Chapter 468B), the Illegal Drug Cleanup Act (ORC Chapter 475), the Wildlife Act (ORC Chapter 496), the Wildlife Protection Measures Act (ORC Chapter 498) and the amendments, regulations, orders, decrees, permits, licenses, guidance documents or deeds now or hereafter promulgated thereunder, as applicable, all as amended from time to time.

b. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY INDEMNITOR’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY AN AUTHORIZED REPRESENTATIVE OF BORROWER TO BE ENFORCEABLE.

c. Time is of the essence in this Agreement.

d. This Agreement is not secured by the Mortgages.

6. With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the Commonwealth of Pennsylvania:

a. For purposes of the Property in the Commonwealth of Pennsylvania, the term “Environmental Law” shall also include, without limitation, the Pennsylvania Hazardous Sites Cleanup Act, 35 P.S. 6020.101 et seq.; the Pennsylvania Solid Waste Management Act, 35 P.S. 6018.101 et seq.; the Pennsylvania Clean Streams Law, 35 P.S. 691.1 et seq.; the Pennsylvania Storage Tank and Spill Prevention Act, 35 P.S. 6021.101 et seq.; the Pennsylvania Sewage Facilities Act, 35 P.S. 750.1 et seq.; and the Pennsylvania Dam Safety and Encroachments Act, 32 P.S. 693.1 et seq.

7. With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of South Carolina:

a. For purposes of the Property in the State of South Carolina, the term “Environmental Law” shall also include the South Carolina Pollution Control Act, S.C. Code Ann. Section 48-1-10 et seq.

b. EACH INDEMNITOR HEREBY WAIVES AND RELINQUISHES ANY AND ALL STATUTORY APPRAISAL RIGHTS WHICH MEANS THE HIGH BID AT THE JUDICIAL FORECLOSURE SALE WILL BE APPLIED TO THE INDEBTEDNESS REGARDLESS OF ANY APPRAISED VALUED OF THE INDIVIDUAL PROPERTY AND/OR PROPERTIES.

c. EACH INDEMNITOR ACKNOWLEDGES AND AFFIRMS THAT IT RECEIVED WRITTEN NOTIFICATION BEFORE THE TRANSACTION THAT A WAIVER OF STATUTORY APPRAISAL RIGHTS WAS REQUIRED IN ACCORDANCE WITH THE PROVISIONS OF S.C. CODE ANN. SECTION 29-3-680.

8. With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of Texas:

a. For purposes of the Property located in the State of Texas, the term “Environmental Law” shall include and any corresponding state laws or ordinances including but not limited to the Texas Water Code § 26.001 et seq.; Texas Health & Safety Code § 361.001 et seq.; and Texas Solid Waste Disposal Act, Tex. Rev. Civ. Stat. Ann. art. 4477-7.

9. With respect to the foregoing provisions contained in this Agreement, the following shall apply with respect to the State of Wisconsin:

a. For purposes of the Property in the State of Wisconsin, the term “Environmental Law” shall also include Chapter 23, Chapter 30, Chapter 160, Chapter 254 and Chapters 280 to 299 of the Wisconsin Statutes, Chapters NR 100 to 800 of the Wisconsin Administrative Code, and all other state, county, municipal, local or other law, ordinance or regulation which may relate to or deal with human health or the environment in the State of Wisconsin, and the amendments, regulations, orders, decrees, permits, licenses, guidance documents or deeds now or hereafter promulgated thereunder, as applicable, all as amended from time to time.

[Signatures on following page]

IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.

BORROWER: TOYS “R” US PROPERTY COMPANY II, LLC, a Delaware limited liability company

By:	/s/ Chetan Bhandari
Name: Chetan Bhandari
Title: Senior Vice President – Corporate Finance and Treasurer

SPONSOR: TOYS “R” US, INC., a Delaware corporation

By:	/s/ Chetan Bhandari
Name: Chetan Bhandari
Title: Senior Vice President – Corporate Finance and Treasurer